SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

JNL Series Trust
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

1 Corporate Way Lansing, MI 48951 517/381-5500

Dear Variable Annuity Contract Owners:

Although you are not a shareholder of JNL Series Trust (the “Trust”), your purchase payments and the earnings on such purchase payments under your variable contracts (“Variable Contracts”) issued by Jackson National Life Insurance Company (“Jackson”) or Jackson National Life Insurance Company of New York (“Jackson NY”) are invested in sub-accounts of separate accounts established by Jackson or Jackson NY that, in turn, are invested in shares of one or more of the series of the Trust. References to shareholders in the enclosed information statement for the Trust (the “Information Statement”) may be read to include you as an owner of a Variable Contract.

On May 30-31, 2024, the Board of Trustees (the “Board”) of the Trust voted to replace Heitman Real Estate Securities LLC (“Heitman”) with Cohen & Steers Capital Management Inc. (“C&S”) as the sub-adviser for the JNL/Heitman U.S. Focused Real Estate Fund (the “Fund”), effective October 21, 2024. Enclosed please find the Trust’s Information Statement regarding this change in sub-adviser for the following Fund:

Prior Fund Name	New Fund Name
JNL/Heitman U.S. Focused Real Estate Fund	JNL/Cohen & Steers U.S. Realty Fund

The Information Statement is furnished to shareholders of the Fund on behalf of the Board of the Trust, a Massachusetts business trust, located at 1 Corporate Way, Lansing, Michigan 48951.

The Trust has filed an amendment to the registration statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, for the Trust to reflect the changes discussed in this Information Statement.

PLEASE NOTE THAT WE ARE NOT ASKING YOU FOR VOTING INSTRUCTIONS, AND YOU ARE REQUESTED NOT TO SEND US VOTING INSTRUCTIONS.

If you have any questions regarding any of the changes described in the Information Statement, please call one of the following numbers on any business day: 1-800-644-4565 (Jackson Service Center) or 1-800-599-5651 (Jackson NY Service Center), write to JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or visit: www.jackson.com.

Sincerely, [•]
Mark D. Nerud
President, Chief Executive Officer, and Trustee
JNL Series Trust

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

August 19, 2024

This communication presents only an overview of the full Information Statement that is available to you on the internet relating to the JNL/Heitman U.S. Focused Real Estate Fund (the “Fund”), a series of JNL Series Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review:

JNL/Heitman U.S. Focused Real Estate Fund Information Statement

The Information Statement details a recent sub-adviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the appointment of Cohen & Steers Capital Management Inc. to replace Heitman Real Estate Securities LLC as sub-adviser to the Fund. This change will be effective on October 21, 2024. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (“SEC”) that allows certain sub-adviser changes to be made without shareholder approval. The Manager of Managers Order instead requires that an Information Statement be sent to you. In lieu of physical delivery of the Information Statement, the Information Statement is available to you online.

All contract owners as of July 31, 2024, will receive this Notice. This Notice will be sent to contract owners on or about August 19, 2024. The full Information Statement will be available to view and print on the Trust’s website at [to be provided] until November 14, 2024. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 1-800-644-4565 (Jackson Service Center) or 1-800-599-5651 (Jackson NY Service Center), or by writing to JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or by visiting: www.jackson.com.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy.

JNL Series Trust

JNL/Heitman U.S. Focused Real Estate Fund

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.	Introduction

JNL Series Trust (the “Trust”), a Massachusetts business trust, is an open-end investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (“1940 Act”). The Trust currently offers shares in 132 series (the “Funds”).

As investment adviser to the Funds, Jackson National Asset Management, LLC (“JNAM” or “Adviser”) selects, contracts with and compensates investment sub-advisers (the “Sub-Advisers”) to manage the investment and reinvestment of the assets of most of the Funds. While the Sub-Advisers are primarily responsible for the day-to-day portfolio management of the Funds, JNAM monitors the compliance of the Sub-Advisers with the investment objectives and related policies of those Funds and reviews the performance of the Sub-Advisers and reports on such performance to the Board of Trustees of the Trust (the “Board”). Jackson National Life Distributors LLC (“JNLD”), an affiliate of the Trust and of the Adviser, is the principal underwriter for the Trust. JNAM is an indirect, wholly owned subsidiary of Jackson Financial Inc. (“Jackson Financial”), a leading provider of retirement products for industry professionals and their clients. Jackson Financial and its affiliates offer variable, fixed and fixed index annuities designed for tax-efficient growth and distribution of retirement income for retail customers, as well as products for institutional investors.

On May 30-31, 2024, the Board, including a majority of the Trustees who are not “interested persons” as defined by the 1940 Act (the “Independent Trustees”), of the JNL/Heitman U.S. Focused Real Estate Fund (the “Fund”) voted to replace Heitman Real Estate Securities LLC (“Heitman”) with Cohen & Steers Capital Management Inc. (“C&S”) as the Sub-Adviser for the Fund and to approve an investment sub-advisory agreement between JNAM and C&S (the “C&S Sub-Advisory Agreement”) appointing C&S as the Sub-Adviser to the Fund. C&S currently serves as a Sub-Adviser to another fund advised by JNAM.

The purpose of this information statement (the “Information Statement”) is to provide you with information about the C&S Sub-Advisory Agreement and about C&S’s appointment as the new Sub-Adviser to the Fund, effective October 21, 2024. In connection with C&S’s appointment, the Fund’s name will change to the JNL/Cohen & Steers U.S. Realty Fund, effective October 21, 2024.

This Information Statement is provided in lieu of a proxy statement pursuant to the terms of an exemptive order (the “Order”) that the Trust and its Adviser received from the U.S. Securities and Exchange Commission (the “SEC”). The Order permits JNAM to enter into sub-advisory agreements appointing Sub-Advisers that are not affiliates of the Adviser (other than by reason of serving as a Sub-Adviser to a Fund) without approval by the shareholders of the relevant Fund. The Adviser, therefore, is able to change unaffiliated Sub-Advisers from time to time, subject to Board approval, without the expense and delays associated with obtaining shareholder approval. However, a condition of this Order is that notice and certain information be sent to shareholders informing them of changes in Sub-Advisers.

C&S, a New York corporation, is located at 1166 Avenue of the Americas, New York, New York 10036.

This Information Statement is being provided to shareholders of record for the Fund as of July 31, 2024. It will be mailed on or about August 19, 2024.

II.	Changes To the Fund Name, Investment Objective, and Principal Investment Strategies

Upon the replacement of Heitman with C&S as Sub-Adviser, effective October 21, 2024, the name of the Fund will change as follows:

Prior Fund Name	New Fund Name
JNL/Heitman U.S. Focused Real Estate Fund	JNL/Cohen & Steers U.S. Realty Fund

The Fund’s investment objective and principal investment strategies will also change as a result of the appointment of C&S as Sub-Adviser to the Fund. Effective October 21, 2024, the investment objective and principal investment strategies for the Fund will be as follows:

Investment Objective. The investment objective of the Fund is to seek total return through investment in real estate securities.

1

Principal Investment Strategies. Under normal market conditions, the Fund seeks to achieve its investment objective by investing at least 80% of its assets (net assets plus the amount of any borrowings made for investment purposes) in equity securities issued by real estate companies operating in the United States, including real estate investment trusts (“REITs”). Real estate equity securities include common stocks, preferred stocks, other equity securities issued by real estate companies, including REITs, and similar REIT-like entities. A real estate company is one that (i) derives at least 50% of its revenue from the ownership, construction, financing, management or sale of commercial, industrial or residential real estate and land; or (ii) has at least 50% of its assets invested in real estate. REITs are companies that own interests in real estate or in real estate related loans or other interests, and their revenue primarily consists of rent derived from owned, income producing real estate properties and capital gains from the sale of such properties. The Fund may invest without limit in shares of REITs. A REIT in the U.S. is generally not taxed on income distributed to shareholders so long as it meets certain tax related requirements, including the requirement that it distribute substantially all of its taxable income to such shareholders (other than net capital gains for each taxable year). REIT-like entities are organized outside of the U.S. and have operations and receive tax treatment in their respective countries similar to that of U.S. REITs. The Fund may invest in real estate companies of any market capitalization.

Cohen & Steers Capital Management, Inc., the Fund’s sub-adviser (“Sub-Adviser”) uses a bottom-up strategy, relative value investment process when selecting publicly traded real estate securities. To guide the portfolio construction process, the Sub-Adviser uses a proprietary valuation model that quantifies relative valuation of real estate securities based on price-to-net asset value (“NAV”), cash flow multiple/growth ratios, and a dividend discount model (“DDM”). The Sub-Adviser incorporates both quantitative and qualitative analysis in their NAV, cash flow, growth and DDM estimates. The company research process includes an evaluation of the commercial real estate supply and demand dynamics, management, strategy, property quality, financial strength and corporate structure. Judgments with respect to risk control, geographic and property sector diversification, liquidity and other factors are considered along with the models’ output and drive the Sub-Adviser’s investment decisions.

The Fund may also invest in securities of foreign issuers that meet the same criteria for investment as domestic companies, including investments in American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”), and European Depositary Receipts (“EDRs”).

The Fund has the ability to invest in other investment companies, such as exchange-traded funds, money market funds, unit investment trusts and open-end and closed-end funds, including affiliated investment companies.

The Fund is a “non-diversified” fund, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), and may invest more of its assets in fewer issuers than “diversified” mutual funds.

III.	Sub-Advisory Agreement with Cohen & Steers Capital Management Inc.

Heitman is the current Sub-Adviser to the Fund pursuant to an Amended and Restated Sub-Advisory Agreement between JNAM and Heitman, effective September 13, 2021, which was most recently approved by the Board at a meeting held on August 29-31, 2023. On May 30-31, 2024, the Board, including a majority of the Independent Trustees, voted to replace Heitman with C&S as Sub-Adviser for the Fund and approved the C&S Sub-Advisory Agreement. Pursuant to the Order, shareholder approval is not required for the C&S Sub-Advisory Agreement because Cohen & Steers is not affiliated with JNAM.

The C&S Sub-Advisory Agreement provides that, unless it is sooner terminated as provided therein, it will remain in effect for its initial term through September 30, 2025, and thereafter only so long as the continuance is approved at least annually by September 30th by the Board or by vote of a majority of the outstanding voting securities of the Fund and either event approved also by vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The C&S Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, by the Board, including a majority of the Independent Trustees, or by the vote of a majority of the outstanding voting securities of each Fund, on sixty (60) days’ written notice to the Adviser and the Sub-Adviser, or by the Adviser with the consent of the Board (including a majority of the Independent Trustees) or Sub-Adviser on sixty days’ written notice to the Trust and the other party. The C&S Sub-Advisory Agreement also terminates automatically in the event of its assignment or the assignment or termination of the Amended and Restated Investment Advisory and Management Agreement between JNAM and the Trust, as amended, effective September 13, 2021. Additionally, the C&S Sub-Advisory Agreement will also terminate upon written notice of a material breach of the respective agreement, if the breaching party fails to cure the material breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.

The C&S Sub-Advisory Agreement generally provides that C&S, its officers, members, or employees will not be liable to JNAM or the Trust for any error of judgment or mistake of law or for any loss suffered by the Fund, any shareholder of the Fund or the Adviser in connection with the performance of C&S’s duties under the C&S Sub-Advisory Agreement for its failure to perform due to events beyond the reasonable control of C&S or its agents, except for a loss resulting from C&S’s willful misconduct, bad faith, reckless disregard, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the C&S Sub-Advisory Agreement.

2

The management fees to be paid by the Fund will not increase as a result of the change in Sub-Adviser. The Fund currently pays JNAM an advisory fee equal to a percentage of its average daily net assets based on the following schedule:

JNL/Heitman U.S. Focused Real Estate Fund
Advisory Fee Rates Before the Change in Sub-Adviser
Net Assets	Rate
$0 to $1 billion	0.650%
$1 billion to $3 billion	0.600%
$3 billion to $5 billion	0.590%
Over $5 billion	0.580%

After the change, the Fund will pay JNAM an advisory fee equal to a percentage of its average daily net assets based on the following schedule:

JNL/Cohen & Steers U.S. Realty Fund
Advisory Fee Rates After the Change in Sub-Adviser
Net Assets	Rate
$0 to $1 billion	0.580%
$1 billion to $3 billion	0.550%
$3 billion to $5 billion	0.540%
Over $5 billion	0.530%

The following table sets forth the aggregate amount of management fees paid by the Fund to the Adviser for the year ended December 31, 2023. The pro forma aggregate amount of management fees paid to the Adviser would have been lower had the Sub-Adviser change occurred during the applicable period.

Fund Name	Actual Fees	Percentage of the Fund’s Net Assets
JNL/Heitman U.S. Focused Real Estate Fund	$1,323,269	0.650%

JNAM is responsible for paying the Sub-Adviser out of its own resources. Under the C&S Sub-Advisory Agreement, the sub-advisory fee schedule is different than the sub-advisory fee schedule used to compensate Heitman. Heitman is currently paid a sub-advisory fee equal to a percentage of the Fund’s average daily net assets based on the below schedule:

JNL/Heitman U.S. Focused Real Estate Fund
Sub-Advisory Rate Before the Change in Sub-Adviser
Average Daily Net Assets	Annual Rate
$0 to $100 million	0.45%
$100 million to $250 million	0.40%
Amounts over $250 million	0.35%

Under the C&S Sub-Advisory Agreement, C&S will be paid a sub-advisory fee equal to a percentage of the Fund’s average daily net assets based on the below schedule:

JNL/Cohen & Steers U.S. Realty Fund*
Sub-Advisory Rate After the Change in Sub-Adviser
Average Daily Net Assets	Annual Rate
$0 to $100 million	0.38%
Over $100 million	0.25%
*	The assets of the JNL/Cohen & Steers U.S. Realty Fund and the portion of assets of the Jackson Real Assets Fund which has been allocated to C&S by JNAM will be combined for purposes of determining the applicable annual rate.

The following table sets forth the amount of sub-advisory fees paid by JNAM to Heitman for its services to the Fund for the one-year period ended December 31, 2023. The pro forma sub-advisory fees would have been lower had the Sub-Adviser change occurred during the applicable period.

Fund Name	Actual Fees	Percentage of the Fund’s Net Assets
JNL/Heitman U.S. Focused Real Estate Fund	$864,320	0.42%

3

IV.	Description of Cohen & Steers Capital Management Inc.

C&S is a corporation organized in New York and a wholly owned subsidiary of Cohen & Steers, Inc., a publicly traded company whose shares are listed on the New York Stock Exchange under the symbol “CNS.”

The address of the principal office of Cohen & Steers, Inc., is at 1166 Avenue of the Americas, New York, New York 10036. Cohen & Steers, Inc. was formed in 1986 and its current clients include pension plans of leading corporations, endowment funds and investment companies, including each of the open-end and closed-end Cohen & Steers funds.

Executive/Principal Officers and Directors of C&S located at 1166 Avenue of the Americas, New York, New York 10036:

Names	Title
Joseph Martin Harvey	Director, President, and Chief Executive Officer
Adam M. Derechin	Executive Vice President and Chief Operating Officer
Raja Dakkuri	Executive Vice President and Chief Financial Officer
Francis Casimir Poli	Executive Vice President, General Counsel, and Secretary
Edward Caldwell Delk	Senior Vice President and Global Chief Compliance Officer
Robert Hamilton Steers	Executive Chairman
Cohen & Steers, Inc.	Shareholder

As of March 31, 2024, founding partners Martin Cohen, the current Chairman of the Board of Directors of Cohen & Steers, Inc., and Robert Steers, the current Executive Chairman of Cohen & Steers, Inc., along with certain members of their respective families, held 18.55% and 23.84%, respectively, of Cohen & Steers, Inc.’s common stock. The remainder is owned by the public, the Firm’s employees, including 4.44% held by the company’s Section 16 reporting officers other than Mr. Steers, and the Firm’s outside directors.

As the Sub-Adviser to the Fund, C&S will provide the Fund with investment research, advice and supervision, and manage the Fund’s portfolio consistent with the Fund’s investment objective and policies, including the purchase, retention, and disposition of securities, as set forth in the Fund’s current Prospectus. The principal risks of investing in the Fund will also be listed in the Fund’s Prospectus under the heading “Principal Risks of Investing in the Fund.”

As of [July 31, 2024], no Trustees or officers of the Trust were officers, employees, directors, general partners, or shareholders of C&S, and no Trustees or officers of the Trust owned securities or had any other material direct or indirect interest in C&S or any other entity controlling, controlled by, or under common control with C&S. In addition, no Trustee has had any material interest, direct or indirect, in any material transactions since January 1, 2023, the beginning of the Trust’s most recently completed fiscal year, or in any material proposed transactions, to which C&S, any parent or subsidiary of C&S, or any subsidiary of the parent of such entities was or is to be a party.

4

JNL/Cohen & Steers U.S. Realty Fund

The portfolio managers responsible for management of the Fund will be Jon Cheigh, Jason A. Yablon, and Mathew Kirschner.

Jon Cheigh

Jon Cheigh is Executive Vice President and Chief Investment Officer at C&S.

Jason A. Yablon

Jason A. Yablon is Executive Vice President and Head of Listed Real Estate at C&S.

Mathew Kirschner

Mathew Kirschner, CFA, is Senior Vice President at C&S.

V.	Other Investment Companies Advised by Cohen & Steers Capital Management Inc.

The following table sets forth the size and rate of compensation for other funds advised by C&S having similar investment objectives and policies as those of the Fund.

Similar Mandate	Assets Under Advisement as of June 30, 2024 (millions)	Rate of Compensation
Client 1	$33	0.38% of the portfolio’s average daily assets up to and including $100 million 0.25% of the portfolio's average daily assets in excess of $100 million
Client 2	$182	0.38% of the portfolio’s average daily assets up to and including $100 million 0.25% of the portfolio's average daily assets in excess of $100 million
Client 3	$107	0.38% of the portfolio’s average daily assets up to and including $100 million 0.25% of the portfolio's average daily assets in excess of $100 million
Client 4	$528	0.30% of the portfolio’s average daily assets up to and including $350 million 0.25% of the portfolio's average daily assets in excess of $350 million

VI.	Evaluation by the Board of Trustees

The Board oversees the management of the Fund and, as required by law, determines annually whether to approve the Fund’s sub-advisory agreement. At a meeting on May 30-31, 2024, the Board, including a majority of the Independent Trustees, considered information relating to the appointment of C&S to replace Heitman as a Sub-Adviser to the Fund and the C&S Sub-Advisory Agreement.

In advance of the meeting, independent legal counsel for the Independent Trustees requested that certain information be provided to the Board relating to the C&S Sub-Advisory Agreement. The Board received, and had the opportunity to review, this and other materials, ask questions, and request further information in connection with its consideration of the C&S Sub-Advisory Agreement. At the conclusion of the Board’s discussions, the Board approved the C&S Sub-Advisory Agreement.

In reviewing the C&S Sub-Advisory Agreement and considering the information, the Board was advised by independent legal counsel. The Board considered the factors it deemed relevant and the information provided by C&S and the Adviser for the May meeting and for previous meetings, as applicable, including: (1) the nature, quality, and extent of the services to be provided, (2) the investment performance of the Fund, (3) cost of services of the Fund, (4) profitability data, (5) whether economies of scale may be realized and shared, in some measure, with investors as the Fund grows, and (6) other benefits that may accrue to C&S through its relationship with the Trust. In its deliberations, the Board, in exercising its business judgment, did not identify any single factor that alone was responsible for the Board’s decision to approve the C&S Sub-Advisory Agreement. Certain of the factors considered in the Board's deliberations are described below, although individual Trustees may have evaluated the information presented differently from one another, attributing different weights to various factors.

Before approving the C&S Sub-Advisory Agreement, the Independent Trustees met in executive session with their independent legal counsel to consider the materials provided by JNAM and C&S and to consider the terms of the C&S Sub-Advisory Agreement. Based on its evaluation of those materials and the information the Board received throughout the year at its regular meetings, the Board, including the interested and Independent Trustees, concluded that the C&S Sub-Advisory Agreement is in the best interests of the shareholders of the Fund. In reaching its conclusions, the Board considered numerous factors, including the following:

5

Nature, Quality and Extent of Services

The Board examined the nature, quality, and extent of the services provided and to be provided by C&S. The Board considered the investment sub-advisory services to be provided by C&S. The Board noted JNAM’s evaluation of C&S, as well as JNAM’s recommendation, based on its review of C&S, in connection with its approval of the C&S Sub-Advisory Agreement. The Board also considered the various business-related risks JNAM faces as a result of managing the Fund, including entrepreneurial, legal and litigation risks, some of which may be significant.

The Board reviewed the qualifications, backgrounds and responsibilities of C&S’s portfolio managers who would be responsible for the day-to-day management of the Fund. The Board reviewed information pertaining to C&S’s organizational structure, senior management, financial condition, investment operations, and other relevant information pertaining to C&S. The Board considered compliance reports about C&S from the Trust’s Chief Compliance Officer.

Based on the foregoing, the Board concluded that the Fund is likely to benefit from the nature, extent, and quality of the services provided and to be provided by C&S under the C&S Sub-Advisory Agreement.

Investment Performance

The Board reviewed the performance of C&S’s proposed investment mandates with similar investment strategies to that of the Fund that C&S is expected to manage, the Fund’s benchmark index, and the Fund’s peer group returns.

Costs of Services

The Board reviewed the fee to be paid by JNAM to C&S. The Board noted that the Fund’s sub-advisory fee would be paid by JNAM (not the Fund) and, therefore, would be neither a direct shareholder expense nor a direct influence on the Fund’s total expense ratio.

Referring to materials previously provided by the Adviser, the Board considered that the Fund’s advisory and sub-advisory fees and total expense ratio are lower than their respective peer group averages. The Board concluded that the advisory and sub-advisory fees are in the best interests of the Fund and its shareholders in light of the services provided.

Profitability

The Board considered information concerning the costs to be incurred and profits expected to be realized by JNAM and C&S. The Board determined that profits expected to be realized by JNAM and C&S were not unreasonable.

Economies of Scale

The Board considered whether the Fund’s proposed fees reflect the potential for economies of scale for the benefit of Fund shareholders. Based on information provided by JNAM and C&S, the Board noted that the Fund’s advisory fee arrangement for the Fund and sub-advisory fee arrangement each contain breakpoints that decrease the fee rate as assets increase. The Board also considered that the Fund’s sub-advisory fees are and will be paid by JNAM (not the Fund).

The Board concluded that the Fund’s fee schedules in some measure share economies of scale with shareholders.

Other Benefits to JNAM and C&S

In evaluating the benefits that may accrue to C&S through its relationship with the Fund, the Board noted that C&S may from time to time pay for portions of meetings organized by the Fund’s distributor to educate wholesalers about the Fund. The Board considered JNAM’s assertion that those meetings do not yield a profit to the Fund’s distributor, that C&S is not required to participate in the meetings, and that recommendations to hire or fire C&S are not influenced by the willingness of C&S to participate in the meetings.

In evaluating the benefits that may accrue to C&S through its relationship with the Fund, the Board noted that C&S may receive indirect benefits in the form of soft-dollar arrangements for portfolio securities trades placed with the Fund’s assets and may also develop additional investment advisory business with JNAM, the Trust, or other clients of C&S as a result of its relationship with the Fund.

In light of all the facts noted above, the Board concluded that it would be in the best interests of the Fund and its shareholders to approve the C&S Sub-Advisory Agreement.

6

VII.	Additional Information

Ownership of The Fund

As of July 31, 2024, there were issued and outstanding the following number of shares for the Fund:

Fund	Shares Outstanding
JNL/Heitman U.S. Focused Real Estate Fund (Class A)	[to be provided]
JNL/Heitman U.S. Focused Real Estate Fund (Class I)	[to be provided]

[As of July 31, 2024, the officers and Trustees of the Trust, as a group, owned less than 1% of the then outstanding shares of the Fund. ]

Because the shares of the Fund are sold only to Jackson National Life Insurance Company (“Jackson”), Jackson National Life Insurance Company of New York (“Jackson NY”), and certain affiliated funds organized as funds-of-funds, Jackson and Jackson NY, through their separate accounts, which hold shares of the Fund as funding vehicles for Variable Contracts, are the owners of record of substantially all of the shares of the Fund.

As of July 31, 2024, the following persons beneficially owned more than 5% of the shares of the Fund:

JNL/Heitman U.S. Focused Real Estate Fund – Class A Shares
Contract Owner’s Name	Address	Percentage of Shares Owned
[to be provided]	[to be provided]	[to be provided]

JNL/Heitman U.S. Focused Real Estate Fund – Class I Shares
Contract Owner’s Name	Address	Percentage of Shares Owned
[to be provided]	[to be provided]	[to be provided]

Persons who own Variable Contracts may be deemed to have an indirect beneficial interest in the Fund’s shares owned by the relevant separate accounts. As noted above, Variable Contract owners have the right to give instructions to the insurance company shareholders as to how to vote the Fund’s shares attributable to their Variable Contracts. To the knowledge of management of the Trust, as of July 31, 2024, the following person(s) have been deemed to have an indirect beneficial interest totaling more than 25% of the voting securities of the Fund.

JNL/Heitman U.S. Focused Real Estate Fund – Class A Shares
Contract Owner’s Name	Address	Percentage of Shares Owned
[to be provided]	[to be provided]	[to be provided]

JNL/Heitman U.S. Focused Real Estate Fund – Class I Shares
Contract Owner’s Name	Address	Percentage of Shares Owned
[to be provided]	[to be provided]	[to be provided]

Brokerage Commissions and Fund Transactions

During the fiscal year ended December 31, 2023, the Fund paid no commissions to any affiliated broker.

During the fiscal year ended December 31, 2023, the Fund paid $305,371 in administration fees and $308,167 in 12b-1 fees to the Adviser and/or its affiliated persons. These services will be provided following the approval of the C&S Sub-Advisory Agreement.

VIII.	Other Matters

The Trust will furnish, without charge, a copy of the Trust’s annual report for the fiscal year ended December 31, 2023, or a copy of the Trust’s prospectus and statement of additional information to any shareholder upon request. To obtain a copy, please call 1-800-644-4565 (Jackson Service Center) or 1-800-599-5651 (Jackson NY Service Center), write to the JNL Series Trust, P.O. Box 30314, Lansing, Michigan 48909-7814, or visit www.jackson.com.

7

JNAM, located at 1 Corporate Way, Lansing, Michigan 48951, serves as the investment adviser to the Trust and provides the Fund with professional investment supervision and management. JNAM is registered with the SEC under the 1940 Act, as amended. JNAM is an indirect, wholly owned subsidiary of Jackson Financial, a leading provider of retirement products for industry professionals and their clients. Jackson Financial and its affiliates offer variable, fixed and fixed index annuities designed for tax-efficient growth and distribution of retirement income for retail customers, as well as products for institutional investors. Jackson Financial is also the ultimate parent of PPM America, Inc. JNAM also serves as the Trust’s administrator. JNLD, an affiliate of the Trust and the Adviser, is principal underwriter for the Trust and an indirect, wholly owned subsidiary of Jackson. JNLD is located at 300 Innovation Drive, Franklin, Tennessee 37067.

The Trust is not required to hold annual meetings of shareholders, and, therefore, it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust at a reasonable time before the Trust’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting.

The cost of the preparation, printing, and distribution of this Information Statement will be paid by JNAM.

8